MARKETING AND DISTRIBUTION AGREEMENT

THIS MARKETING AND DISTRIBUTION AGREEMENT ("**Agreement**") is entered into effective as of the [10TH] day of August 2007, by and between Phantom Entertainment, Inc., a Delaware Corporation (the "Company") and Pro Games Network, Inc. a [wholly owned subsidiary of Mobile Pro Corporation], a [Delaware] Corporation having its principal place of business in [6901 SW 63rd CT., So. Miami, FL 33143] ("Rep.;" Rep and the Company shall collectively be referred to as the "Parties").

WITNESSETH:

WHEREAS, the Company has developed and is manufacturing and marketing and holds the exclusive rights to Phantom Lapboard, combination wireless keyboard, laser mouse and hard surface that enables users to work or play games from any comfortable setting, and related technologies (the "**Lapboard**");

WHEREAS, the Company has signed distribution agreements and has existing relationships with certain providers of video games software (the "Providers") that allow the Company to market such providers' catalog of video games software on the Phantom Game Service (the "Games Catalogue");

WHEREAS, the Lapboard and the Games Catalogue incorporates certain patents, patent pending applications, proprietary inventions, know-how, and other Confidential Information (the "**Licensed Technology**");

WHEREAS, Rep. has existing or seeks to develop relationships with (i) certain hospitality chains, hotel chains and other related providers in which Rep. believes it will be beneficial to utilize the Lapboard;

WHEREAS, Rep. has existing or seeks to develop relationships relating to the Games Catalogue and the Company wishes to appoint, and Rep. wishes to accept such appointment, as a distributor on a non-exclusive basis within the Territory of the Games Catalogue product for the purpose of assisting the Company in expanding its sales and distribution market and client base for purposes of distribution of the Games Catalogue; and

WHEREAS, the Company desires to appoint Rep., and Rep. wishes to accept such appointment, as the Company's non-exclusive Marketing Representative for the purpose of assisting the Company in expanding its sales and distribution market and client base for purposes of placing the Lapboard on a revenue split basis into the Market.

NOW, THEREFORE, AGREED, in consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which all parties hereto hereby acknowledge, as follows:

NOW, THEREFORE, AGREED, in consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which all parties hereto hereby acknowledge, as follows:

1. Recitals. The above recitals are true and correct and are fully incorporated into the body of this Agreement as if fully rewritten herein.

2. Definitions.

   a. "**Commencement Date**" means the date of execution of this Agreement by the Parties in accord with the terms and conditions hereof.

   b. "**Confidential Information**" means and collectively includes all secret and confidential Technical Information, as hereinafter defined, including all specifications, data, drawings, explicated know-how and experience, trade secrets, software, databases, proprietary information and any documents owned or licensed by the Company which pertain to the Lapboard or the Games Catalogue, including but not limited to the Licensed Technology, to the extent that such information: (i) was not known to the recipient; (ii) was not disclosed in published literature; (iii) was not generally available in the industry; and/or (iv) has not been divulged to the recipient by a third party.

   c. "**Licensed Rights**" means and includes the right to (i) obtain and use the Lapboard in the Market, and (ii) distribute the Games Catalogue within the Territory based on Rep.'s present or future plan of distribution with the entities with which Rep. shall successfully arrange an Arrangement between the Company and the Prospects (as defined below) or a license agreement (the "License Agreement") for the use of the Lapboard or the use of the Games Catalogue; provided that the Parties agree and acknowledge that rights granted herein with respect to the Games Catalogue are limited by rights obtained (and renegotiated, if applicable) with the Providers.

   d. **"Phantom Game Service"** means the Company's video game delivery system designed to allow consumers to search, preview and play a large selection of video games on demand via a broadband Internet connection.

   e. "**Technical Information**" means unpublished research and development information, market and business information, patented inventions, patent applications, know-how, trade secrets, manufacturing information, computer programs and computer design programs, technical data and management or supervisory know-how in the possession of the Company as of the Commencement Date, or as subsequently acquired, developed, produced or otherwise available to the Company following the Commencement Date and throughout the term of this Agreement.

f. "**Territory**" means North America including Canada, and any other territories with respect to which the Company has Licensed Rights to as of the date of this Agreement. Licensed Rights for all new territories will be mutually negotiated in writing by the Company and Rep.

g. **"Market"** means North America, Europe and Asia.

h. "**SEC Reports**" means all periodic and current reports, schedules, registration statements and other filings filed by the Company with the Commission.

3. Enhancements.

a. The Company shall promptly notify Rep. of any and all enhancements or improvements (hereinafter all included in the term "Enhancements") relating to the Lapboard or the Games Catalogue, including but not limited to Licensed Rights which are hereafter developed and/or acquired by the Company, and Rep. shall have the right to market all such Enhancements, subject to such reasonable fees for such Enhancements as the Company may, in its sole discretion, deem appropriate, as though originally included in the grant of rights hereunder.

b. Rep. agrees that it will notify the Company of any Enhancements it develops or discovers. Rep. hereby grants to the Company the right to unencumbered use and to secure patent rights in such Enhancements developed by Rep. as part of the consideration received by Rep. from the Company for the right to market the Lapboard and distribute the Games Catalogue as provided for herein.

4. Repair and Maintenance. Rep. agrees to immediately notify the Company of any defects in any equipment or other materials provided by the Company pursuant to the terms of this Agreement. Any repairs and/or replacements necessitated by the negligence and/or intentional acts of Rep., Rep.'s employees, agents, contractors or other invitees shall be made at Rep.'s sole expense.

5. Nondisclosure of Confidential Information.

a. All Confidential Information and/or materials made available by the Company to Rep. hereunder shall remain so until such time, if ever, as the material is no longer confidential through no action, inaction or fault of Rep. and shall be kept and maintained as confidential and shall not be disclosed by Rep. to any third party unless such information and/or materials are published or enter the public domain.

b. Rep. and the Company each agree to conduct their respective business in accordance with all applicable laws and regulations.

6. Marketing Rights; Distribution Rights and Obligations.

6.1 Lapboard

a. The Company appoints Rep. as its non-exclusive Marketing Representative for the purpose of facilitating Lapboard installations and License arrangements (each a "Lapboard **Arrangement**" and collectively "Lapboard **Arrangements**") between the Company and such third parties (each a "Lapboard **Prospect**" and collectively "Lapboard **Prospects**") that (a) are introduced to the Company by Rep. and/or its agents and/or representatives during the Term (defined below) hereof and (b) with whom the Company does not have a pre-existing relationship (whether business or personal) with such Prospect or its representatives (as evidenced by the records of the Company) (a "**Pre-existing Relationship**"). If a Pre-existing Relationship is in place the Company will notify Rep. within five (5) business days of the date on which a Prospect's name is presented if the Company has a Pre-existing Relationship with such Prospect. Rep. accepts such appointment, and agrees to use its best efforts to facilitate such Arrangements.

b. Reserved.

c. Rep. agrees that during the Term hereof, any extension thereof or for so long as the Company shall be paying the Lapboard Commissions to Rep. for services rendered hereunder, Rep. shall neither market, represent nor recommend any product or service competing, directly or Indirectly, with the Company's Lapboard or any component thereof. For purposes of clarification as used throughout this agreement, "Indirectly" shall mean indirect competition reasonably likely to have a material adverse effect on the Company's business as described in its SEC Reports, including but not limited to, its ability to develop, manufacture, market or hold the exclusive rights to the Lapboard or the Technical Information.

d. With regard to Rep.'s marketing activities, Rep. agrees that:

   i. The Company may, at the Company's sole option, be involved in all planning and marketing presentations;

   ii. Rep.'s right to participate in any seminars, trade show, etc, with the Company shall be at the Company's sole discretion, on such terms and conditions as the Company, shall, in it's sole discretion determine, on a case by case basis;

iii. All pricing, use fee and other financial determinations shall be determined solely by the Company, in the Company's sole discretion, and Rep. shall not make any representations regarding the same without the Company's express written consent;

iv. Rep. understands and agrees that in the event Rep. introduces another individual or group which the Company agrees to engage as a marketing representative, then and in that event, Rep.'s sole compensation arising therefrom or from any business or fees of any kind or nature generated from or through such marketing representative shall be in the form of compensation generated from such accounts to Rep.'s order for purpose of calculating Rep.'s entitlement to compensation form such representatives.

e. Subject to the terms and conditions of this Agreement, with regard to the Lapboard, it is hereby agreed mutually agreed by the Parties that:

i. Rep will (x) assist the Company with the distribution, marketing and sales of the Lapboard as provided in this Agreement, (y) use its best efforts to, via the use of Rep.'s corporate website (the "Website"), provide advertising of the Lapboard at no cost to the Company (collectively "Advertising"), and (z) to otherwise use the Lapboard in selected promotions by Rep., as to be agreed to by the Parties. As Rep.'s remuneration and on a quarterly basis, Rep. will receive from the Company for such services a commission as documented on Schedule A, attached hereto and made a part hereof, or as otherwise agreed in writing by the Company and Rep. The commission due and payable for each sale will be equal to a specified percentage of the "Gross Lapboard Proceeds" (defined below) arising from the sale of each Lapboard on which payment for a particular underlying invoice is actually received by the Company (collectively, the "Lapboard Commission"). The Lapboard Commission will only be due and payable once an underlying invoice with respect to a particular sale of the Lapboard has been paid in full to the Company, or if not paid in full then once an amount mutually agreed upon between the Parties. "Gross Lapboard Proceeds", means the aggregate payment actually received by the Company on a particular invoice for use of the Lapboard under the invoice, net of all sales or use taxes.

ii. The Company reserves the right to review and approve all Advertising including but not limited to the Website.

iii. Notwithstanding anything to the contrary, for purpose of Asia portion of the Market, the Parties mutually agree that the Gross Lapboard Proceeds shall be shared in three equal portions by and

among the Rep., the Company and the Company's Asian distributor Ione Technology Inc.

f. Rep. will obtain the Company's prior written approval for any public use of the Company's brand or corporate identity as it relates to this Agreement, Lapboard, Licensed Rights or Licensed Technology.

g. Subject to the terms and conditions of this Agreement, the Parties hereby mutually agree to use their existing or future contacts and relationships and promotional activities to assist each other with their corporate lines of business and related sales efforts.

6.2 Games Catalogue

a. The Company hereby appoints Rep. as a distributor on a non-exclusive basis within the Territory of the Games Catalogue product for the purpose of assisting the Company in expanding its sales and distribution market and client base for purposes of distribution of the Games Catalogue (each a "**Games Catalogue Arrangement**" and collectively "Games Catalogue **Arrangements**" Games Catalogue Arrangement and Lapboard Arrangement shall collectively be referred to as the "Arrangements" or individually as the "Arrangement") between the Company and such third parties (each a "Games Catalogue **Prospect**" and collectively "Games Catalogue **Prospects;**" Games Catalogue Prospect and Lapboard Prospect shall collectively be referred to as the "Prospects" or individually as the "Prospect") that (a) are introduced to the Company by Rep. and/or its agents and/or representatives during the Term (defined below) hereof and (b) with whom the Company does not have a Pre-Existing Relationship. If a Pre-existing Relationship is in place the Company will notify Rep. within five (5) business days of the date on which a Prospect's name is presented if the Company has a Pre-existing Relationship with such Prospect. Rep. accepts such appointment, and agrees to use its best efforts to facilitate such Arrangements.

b. Subject to the terms and conditions of this Agreement, the Company hereby grants to Rep. for the term of this Agreement a right to distribute and use the Phantom Games Catalogue for the exclusive purposes set forth in this Agreement. The rights granted pursuant to this Section 6.2(b) shall mirror and be conditional on the rights the Company has previously obtained from the Providers in the past and may obtain in the future. The Company shall promptly notify Rep. in the event the Company is required to renegotiate with any Providers, and Rep. agrees that the rights acquired pursuant to this Section 6(b) shall thereafter be subject to the terms of any and all such renegotiations.

c. Rep. agrees that during the Term hereof, any extension thereof or for so long as the Company shall be paying Games Catalogue Commissions to Rep. for services rendered hereunder, Rep. shall neither market, represent nor recommend any product or service competing, directly or Indirect, with the Games Catalogue or any component thereof.

d. With regard to Rep.'s distribution activities relating to the Games Catalogue, Rep. agrees that:

   i. The Company may, at the Company's sole option, be involved in all planning and marketing presentations;

   ii. Rep.'s right to participate in any seminars, trade show, etc, with the Company shall be at the Company's sole discretion, on such terms and conditions as the Company, shall, in it's sole discretion determine, on a case by case basis;

   iii. All pricing, use fee and other financial determinations shall be determined solely by the Company, in the Company's sole discretion, and Rep. shall not make any representations regarding the same without the Company's express written consent;

   iv. Rep. understands and agrees that in the event Rep. introduces another individual or group which the Company agrees to engage as a distributor of the Games Catalogue, then and in that event, Rep.'s sole compensation arising therefrom or from any business or fees of any kind or nature generated from or through such distributor shall be in the form of compensation generated from such accounts to Rep.'s order for purpose of calculating Rep.'s entitlement to compensation form such distributors.

e. Subject to the terms and conditions of this Agreement, with regard to the Games Catalogue, it is hereby agreed mutually agreed by the Parties that:

   i. Rep will (x) assist the Company with the distribution, marketing and sales of the Games Catalogue as provided in this Agreement, (y) use its best efforts to, via the use of Rep.'s corporate website (the "Website"), provide advertising of the Games Catalogue at no cost to the Company (collectively "Advertising"), and (z) to otherwise use the Games Catalogue in selected promotions by Rep., as to be agreed to by the Parties. As Rep.'s remuneration and on a quarterly basis, Rep. will receive from the Company for such services a commission as documented on Schedule B, attached hereto and made a part hereof, or as otherwise agreed in writing by the Company and Rep. The commission due and payable for each sale will be equal to a specified percentage of the "Gross Games

Catalogue Proceeds" (defined below) arising from the sale, license and/or other arrangement of each Games Catalogue product on which payment for a particular underlying invoice is actually received by the Company (collectively, the "Games Catalogue Commission"). The Games Catalogue Commission will only be due and payable once an underlying invoice with respect to a particular sale, license and/or other arrangement of each Games Catalogue product has been paid in full to the Company, or if not paid in full then once an amount mutually agreed upon between the Parties. "Gross Games Catalogue Proceeds", means the aggregate payment actually received by the Company on a particular invoice for the sale, license and/or other arrangement of each Games Catalogue product under the invoice, net of all sales or use taxes.

ii. The Company reserves the right to review and approve all Advertising including but not limited to the Website.

f. Rep. will obtain the Company's prior written approval for any public use of the Company's brand or corporate identity as it relates to this Agreement, Games Catalogue, Licensed Rights or Licensed Technology.

g. Subject to the terms and conditions of this Agreement, the Parties hereby mutually agree to use their existing or future contacts and relationships and promotional activities to assist each other with their corporate lines of business and related sales efforts.

h. Subject to the terms and conditions of this Agreement, the Parties hereby mutually agree in the course of Rep.'s business, Rep. may have discourse with the Providers, so long as such discussions and/or resulting arrangements, in any form whatsoever, do not contravene or supplant any Phantom's rights relating to the Games Catalogue, Lapboard or its business. Notwithstanding any of the foregoing, Rep. shall advise the Company at least five (5) business days prior to the commencement of any of such discussions.

7. No Obligation to Consummate Arrangement or Installations; No Fees Unless Arrangement Consummated. The Company is under no obligation to consummate any Arrangement with any Prospect(s) or to place its Lapboard in any location requested by Rep. or to continue any such installation or Arrangement unless the Company, in its sole discretion, determines it is in its best interest to do so. Notwithstanding anything in this Agreement to the contrary, the Company is under no obligation to pay any Commission (or other consideration whatsoever) to Rep. under this Agreement or otherwise, unless the Company has received the payment from which such commission arises from a particular Prospect, with whom the Company does not have a Preexisting Relationship, under an Arrangement entered into during the Term. The Company is free to consummate

an Arrangement without obligation to Rep. at any time with any person or entity that is not a Prospect or with any Prospect with whom the Company has a Preexisting Relationship.

8. Commissions

   a. The parties acknowledge and agree that Rep. will spend substantial amounts of time, energy and expense to introduce the Company to Prospects who may be interested in entering into an Arrangement with the Company. Rep. will facilitate Arrangements between the Company and the Prospects at Rep.'s own expense. As Rep.'s remuneration and on a quarterly basis, Rep. will receive from the Company for such services a commission as documented on Schedule A and Schedule B (as applicable), attached hereto and made a part hereof, or as otherwise agreed to in writing by the Company and Rep. on an individual Prospect basis. The commission due and payable for each Prospect will be equal to a specified percentage of the "gross sales proceeds" (defined below) arising from the use of each Lapboard licensed to that Prospect by the Company on which payment for a particular underlying invoice is actually received by the Company (collectively, the "Commissions"). Commissions (as opposed to flat fees for establishment of a License Agreement with Rep.'s prospect) will only be due and payable once an underlying invoice with respect to a particular Prospect has been paid in full to the Company, or if not paid in full then once an amount mutually agreed upon between the Company and the Prospect has been received by the Company on such invoice.

   b. For purposes of this Section, "gross sales proceeds", means the aggregate payment actually received by the Company on a particular invoice for use of the Lapboard under the invoice, net of all sales or use taxes.

   c. The Company will make payment of the gross aggregate Commissions due Rep. for a particular month, if any, within thirty (30) days of the end of such month. In addition, at the time of such payment, the Company will disclose in writing to Rep. the underlying gross sales proceeds for each Prospect and a statement of the underlying Commission due (or Commission refund owed by) Rep. for each Prospect (a "Commission Statement").

   d. The obligation to pay commissions arising from any License Agreement entered into between the Company and Rep.'s Prospect(s) shall survive termination of this Agreement, except in the event this Agreement is terminated due to Rep's malfeasance or other breach of the terms and conditions hereof.

e. Rep., by its duly authorized agents and/or representatives, will have the right for three (3) months from the date of any Commission Statement to audit those records of the Company related to the Commission Statement in order to verify that Commissions due and owing Rep. associated with the invoices covered by the Commission Statement were correctly calculated and paid (an "Audit"). All Audits will be conducted at Rep.'s sole expense at the Company's premises during normal business hours. An Audit may be conducted only upon at least five (5) business days' advance written notice to the Company. Rep. will conduct any Audits in such manner as not to delay or interfere with the Company's business and operations. Rep. will provide the Company within fifteen (15) business days of the Audit, Rep.'s written findings regarding the Audit. The Company will have fifteen (15) business days from the date of its receipt of Rep.'s written Audit findings to provide Rep. with the Company's written response to such findings. If any Audit finding, as agreed by the parties, reveals an underpayment, the Company will immediately pay the underpaid amount to Rep.. If any Audit finding, as agreed by the parties, reveals an overpayment, Rep. will immediately pay the overpaid amount to the Company.

9. Independent Contractor The parties acknowledge that they will be acting as independent contractors and not as employees of one another for all purposes, including payment of Social Security, Medicare, employment or unemployment tax, and any other federal, state and local taxes. Neither party will have a claim against the other for any employee benefits, including but not limited to leave benefits, retirement benefits, worker's compensation benefits, or unemployment insurance benefits. Rep. will be responsible and have exclusive liability for payment of any taxes relating to the Commissions paid to Rep. under this Agreement. In accomplishing its functions pursuant to this Agreement, the parties acknowledge that Rep. will not be a party to any contract for the licensing or sale of goods or services between the Company and the Prospects.

10. Prohibition on Representations or Warranties. Neither Rep. nor the Company has the authority, whether express or implied, to bind the other. In furtherance of the foregoing Rep. agrees that it will not under any circumstances or in any manner: (i) make any Representations or Warranties, or (ii) negotiate any terms or conditions of any arrangement, on behalf of the Company.

11. Term. The initial term of this Agreement shall be for a period of five (5) years, unless sooner terminated by written notice provided by either party no less than 60 days prior to the date of intended termination, and shall begin on the Commencement Date. Prospects with whom the Company has entered into Licensee Agreements during term of this Agreement shall, at Rep.'s option, be extended for an additional one (1) year on the same terms and conditions as set forth herein.

12. Indemnification. Rep. agrees to and shall indemnify, defend and hold harmless the Company from any and all claims, damages and attorney fees arising from the investigation or defense of any claim brought against the Company as a result of any claims for personal injury or other damage, products liability claims, or other claims of any kind or nature resulting from Rep.'s activities with, related to or otherwise arising from, the use of Lapboard or the Games Catalogue or the interpretation of any images generated by the Lapboard or the Games Catalogue. This provision shall survive the termination of this Agreement.

13. Termination. This Agreement shall terminate upon the earlier to occur of the following:

   a. Expiration of the term set forth in section 13 hereof;

   b. Immediately at the option of the Company in the event Rep. shall fail to fulfill any of its obligations under this Agreement or any other agreement between the Company and Rep.;

   c. Immediately upon Rep.'s ceasing to do business, making an assignment for the benefit of creditors, voluntarily seeking protection under bankruptcy or similar laws, entering into a composition, becoming insolvent, or if an order liquidating Rep. is issued from a court of competent jurisdiction. Rep. shall immediately notify the Company in writing of any of the events referenced in this subparagraph.

   d. Immediately upon the Company's ceasing to do business, making an assignment for the benefit of creditors, seeking protection under bankruptcy or similar laws, entering into a composition, becoming insolvent, or if an order liquidating the Company is issued from a court of competent jurisdiction. The Company shall immediately notify Rep. in writing of any of the events referenced in this subparagraph. Notwithstanding the foregoing, this Agreement shall not terminate automatically and, at Rep.'s option, shall continue in full force and effect, if the holder of debt or trustee in bankruptcy accepts this Agreement as executory, allowing Rep. to continue operation, including use of the Licensed Rights and other grants of rights hereunder, and the manner originally contemplated by the parties hereto without adverse effect on the rights and obligations created hereunder.

14. Rights and Obligations upon Termination.

   a. Upon expiration or sooner termination of the terms of this Agreement, and without regard to the cause thereof, all rights, privileges and obligations shall cease and terminate and Rep.'s rights to market the Licensed Rights and Lapboard and/or Services shall immediately cease and be deemed to

have reverted back to the Company, provided however, that no termination of this Agreement by expiration or otherwise shall rescind or give rise to any rights to rescind anything done or any payment made or other consideration given to either party hereunder prior to the time such termination becomes effective.

b. The provisions of this Agreement, which are specifically intended to survive the termination of this Agreement, shall continue to be applicable.

c. Immediately upon termination for any reason, Rep. shall, at Rep.'s sole expense, immediately and in a commercially reasonable manner, return all the Company's property, including but not limited to all of the Lapboard and related hardware and/or software to the Company at such address or addresses as the Company shall designate to Rep. in writing. In the event Rep. fails to return all property to the Company as aforesaid the Company shall, at Rep.'s sole expense, have the unrestricted right to enter upon Rep.'s premise(s) and to in a commercially reasonable manner remove all the Company's property including but not limited to the Lapboard and related hardware and/or software.

15. Notices. All notices or other communications given under this Agreement shall be in writing and delivered personally, telefaxed, be sent by certified mail, return receipt requested, postage prepaid, or be sent by a nationally or internationally recognized courier service, with charges billed to or prepaid by the sender of such notice, and shall be addressed to the party to whom such notice is given as follows:

If to the Company:	Mr. Greg Koler Chief Executive Officer Phantom Entertainment, Inc. 222 Grace Church St., Suite 302 Port Chester, NY 10573 Telephone: Facsimile:
With a copy to:	Darrin M. Ocasio, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 Telephone: (212) 930-9700 Facsimile: (212) 930-9725
If to Rep.:	Martin Gray 6901 SW 63rd Street

Miami, FL 38143

With a copy to: ______________________
____
____

or to such other address and to the attention of such other persons indicated in a subsequent notice given in accordance with this paragraph. Any notice given in accordance with this paragraph shall be deemed to have been given when received or the date noted as the date delivery was refused or the date noted as the date when delivery was unsuccessfully attempted if delivery by the Postal Service or a third-party courier or when telefaxed, provided acknowledgment of transmission is evidenced by the telefaxed transmitting the same.

16. No Joint Venture. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and neither the Company nor Rep. shall have the power to obligate or bind the other party in any manner whatsoever.

17. Binding Effect/Merger. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. The parties agree that the terms and conditions hereof supersede any and all prior negotiations and/or representations by either party, made by any of their respective officers, employees, agents or representatives, whether verbal or written.

18. Time Is of the Essence. Time shall be of the essence with respect to all of the Company's and Rep.'s obligations and duties hereunder, all of which shall be performed and honored strictly in accordance with the terms of this Agreement notwithstanding any prior, continuing or subsequent course of dealing, custom or usage in trade.

19. Severability. Should any term or provision of this Agreement be determined by any court to be illegal or in conflict with any applicable law, the validity of the remaining terms and provisions hereof, shall not be affected thereby. Such remaining terms and provisions hereof shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared by the parties hereto that they would have executed the remaining terms and provisions of this Agreement without including herein any such terms or provisions that may hereafter for any reasons be determined invalid.

20. Modification and Waiver. This Agreement may not be altered, modified or amended, nor shall any waiver or consent be binding on either party, unless in writing and executed by both Rep. and the Company. The waiver by either party

of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.

21. Governing Laws. The terms of this Agreement shall be governed by, construed, and interpreted under the laws of the United States of America and the State of New York without regard to the principles of conflict of law. Both parties represent they have been independently represented by counsel in the preparation of this Agreement; as such, this Agreement shall be deemed to have been jointly written by the parties and neither party shall be deemed to be the preparer of this Agreement. The forum for all litigation shall be within the County of New York, State of New York.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

23. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

24. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may freely assign its rights and obligations hereunder, in which case the term "Company" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. Rep. may not assign its rights or obligations under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first written above.

The Company:

Phantom Entertainment, Inc.

By: /s/ Greg Koler
Name: Greg Koler
Title: Chief Executive Officer

Rep.:

Pro Games Network

By: /s/
Name: MARTIN GRAY
Title: PRESIDENT + CEO

Rep.:

Mobile Pro Corporation

By: /s/
Name:
Title:

Schedule A

Phantom Entertainment, Inc. – 65%

Pro Games Network – 35%

Schedule B

Phantom Entertainment, Inc. – 50%

Pro Games Network – 50%